                                                                   EXHIBIT 10.7



















                         NEXTEL COMMUNICATIONS, INC.
                    CHANGE OF CONTROL RETENTION BONUS AND
                              SEVERANCE PAY PLAN

                              Table of Contents
                              -----------------

                                                                      Page
                                                                      ----
1.  General Statement of Purpose.........................................1
2.  Effective and Termination Dates......................................1
3.  Definitions..........................................................1
4.  Eligibility; Termination Following a Change of Control...............4
5.  Severance Compensation...............................................6
6.  No Mitigation Obligation.............................................7
7.  Certain Payments Not Considered for Other Benefits, etc..............7
8.  Arbitration..........................................................7
9.  Employment Rights....................................................7
10. Withholding of Taxes.................................................8
11. Successors and Binding Effect........................................8
12. Governing Law........................................................8
13. Validity.............................................................8
14. Captions.............................................................9
15. Construction.........................................................9
16. Administration of the Plan...........................................9
17. Amendment and Termination...........................................10
18. Other Plans, etc....................................................10

EXHIBIT A..............................................................A-1
EXHIBIT B..............................................................B-1
EXHIBIT C..............................................................C-1

                         NEXTEL COMMUNICATIONS, INC.
           CHANGE OF CONTROL RETENTION BONUS AND SEVERANCE PAY PLAN


    1. General Statement of Purpose. The Board of Directors (the "Board") of Nextel Communications, Inc. (the "Company") has considered the effect a change of control of the Company may have on key employees of the Company and its subsidiaries. Given the level of acquisition and change of control activity in today's business environment, the Board recognizes and understands the concerns such employees have for their careers. The possible occurrence of a change-of-control transaction may cause key employees to consider major career changes in an effort to assure financial security for themselves and their families. The Company desires to assure fair treatment of its key employees in the event of a change of control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, increasing their willingness to remain with the Company notwithstanding the outcome of a possible change-of-control transaction.

    The Company recognizes that the possibility of a change of control exists and desires to assure itself of both the present and future continuity of management, desires to establish certain retention and severance benefits for certain of its Covered Employees (as defined below) applicable in a change of control, and wishes to insure that its Covered Employees are not practically disabled from discharging their duties in respect of a proposed or actual transaction involving a change of control.

    2. Effective and Termination Dates. The Plan shall be effective as of July 14, 1999 (the "Effective Date"). The Plan will automatically terminate when all benefits payable hereunder have been paid.

    3. Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below:

    (a) "Base Salary" means, with respect to each Covered Employee, the annual base salary, exclusive of any bonus, special pay (including any retention pay) or other benefits he or she may receive, but without giving effect to any salary reductions authorized by the Covered Employee under any qualified or non-qualified deferred compensation plan of an Employer, in effect (i) on the date immediately preceding the date of the relevant Change of Control or (ii) on the date of the Covered Employee's termination of employment with his or her Employer, whichever is the highest.

    (b)  "Cause" shall mean with respect to any Covered Employee:

        (i) conviction of a felony involving an intentional act of fraud, embezzlement or theft in connection with his employment with an Employer;

        (ii) intentional wrongful damage to property, contractual interests or business relationships of an Employer;

        (iii) intentional wrongful disclosure of secret processes or confidential information of an Employer in violation of any agreement with or policy of the Employer; or

        (iv) conduct contrary to an Employer's announced policies or practices (including those contained in the Corporation's Employee Handbook) where either:

               (A) the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Corporation's established employee termination or disciplinary practices in place before the Reference Date (as defined in Section 3(h)(i) below); or

               (B) the Covered Employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation and within 20 business days of the receipt of such notice the Covered Employee has not remedied the violation or ceased to engage in the objectionable conduct.

For purposes of the Plan, no act or failure to act on the part of the Covered Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Covered Employee not in good faith and without reasonable belief that his action or omission was in the best interest of his or her Employer. Nothing herein will limit the right of the Covered Employee or his beneficiaries to contest the validity or propriety of any such determination.

    (c) "Change of Control" means the occurrence of any of the following events:

            (i) The Company is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights;

            (ii) The Company sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

            (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended ( the "Exchange Act"), disclosing that any "person" (as that term is used in
        Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the "beneficial owner" (as that term is used in Rule 13d-3 promulgated under the Exchange Act) of securities representing 50% or more of the voting securities of the Company (or any successor thereto by operation of law or by reason of the acquisition of all or substantially all of the assets of the Company), including voting securities issuable upon the exercise of options, warrants or other securities or rights;

            (iv) The Company (or any successor thereto by operation of law or by acquisition of all or substantially all of the assets of the Company) files a report or proxy statement pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, report or item therein) that a change in control of the Company (or such successor) has occurred.

            Notwithstanding the foregoing provisions of subsections (iii) and
        (iv) above, a "Change of Control" shall not be deemed to have occurred solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (z) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, either files or becomes obligated to file a report or proxy statement under or in response to
        Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor form, report, schedule or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

    (d) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

    (e) "Covered Employee" means any individual recognized by an Employer as a regular full-time employee of an Employer who is subject to U.S. income tax withholding to whom the Plan applies pursuant to Section 4(a) below.

    (f) "Employee Benefits" means, with respect to any Covered Employee, all life insurance, medical insurance (including dental and vision care) and disability plans and programs in which the Covered Employee was entitled to participate immediately prior to the relevant Change of Control.

    (g) "Employer" means the Company, each of its wholly owned subsidiaries, Nextel International, Inc., Nextel International [Services] Ltd. and any other subsidiary of the Company to which the Plan has been extended by the Board (or by the Compensation Committee of the Board) and which has adopted the Plan.

    (h)  "Good Reason" means, with respect to any Covered Employee:

        (i) any significant and adverse change in the Covered Employee's duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the date immediately preceding the first occurrence of a Change of Control after the Effective Date (the "Reference Date"); or

        (ii)a relocation of the principal work location at which the Covered Employee is based on the Reference Date to a location more than 30 miles away from such location; or

        (iii) a reduction in Base Salary or bonus potential not agreed to by the Covered Employee, or any other significant adverse financial consequences associated with the Covered Employee's employment in comparison to the corresponding circumstances in place on the Reference Date; or

        (iv) a breach by any Employer of its obligations under any agreement to which such Employer and the Covered Employee are parties, that remains uncured after 20 business days following such Employer's receipt of a written notice from the Covered Employee specifying the particulars in reasonable detail.

Any good faith determination by the Covered Employee that "Good Reason" exists will be presumptively correct for purposes of this Plan.

    (i) "Plan" means the Nextel Communications, Inc. Change of Control Retention Bonus and Severance Pay Plan.

    (j)  "Retention Bonus" means the Retention Bonus described in Section
4(b).

    (k) "Severance Compensation" means Severance Pay and other benefits provided by Section 5(a) and (b).

    (l) "Severance Pay" means the amounts payable as set forth in Section 5(a) and (b).

    (m) "Severance Period" means the period of time commencing on the date of the first occurrence of a Change of Control and continuing until the earlier of (i) the first anniversary of such date or (ii) the Covered Employee's death.

    (n) "Target Bonus" means the amount obtained by multiplying the Covered Employee's target bonus percentage as established and in effect for the Covered Employee (i) on the Reference Date, or (ii) on the date of the Covered Employee's termination of employment with his or her Employer, whichever is the highest, by the Covered Employee's Base Salary.

    4.  Eligibility; Termination Following a Change of Control.

    (a) Subject to the limitations described below, the Plan applies to all individuals who are recognized by an Employer as regular full-time salaried employees in any of the following salary grade levels (as determined on July 14, 1999, and adjusting as appropriate for any changes to the Company's system of classifying employees by salary grade level implemented subsequent to such date): EX3, EX2, EX1 and E7, who are employed by an Employer on or after the date that (x) the Company enters into a definitive agreement providing for a Change of Control, (y) a third party publicly announces a bona fide intention to commence a tender offer for outstanding voting securities of the Company or otherwise to take actions that are reasonably designed and expected to result in a Change of Control or (z) a Change of Control otherwise occurs (the date described in the foregoing clauses (x), (y) or (z), as appropriate, the "Trigger Date").

    (b) Subject to the last sentence of this Section 4(b), in the event of a Change of Control, a Covered Employee shall be entitled to receive a Retention Bonus in the amount described on Exhibit

A for such Covered Employee. The Retention Bonus shall be payable in two installments. The first installment shall be paid on the effective date of any Change of Control. The second installment shall be paid on the first anniversary of the relevant Change of Control. Notwithstanding the foregoing, if a Covered Employee's employment is terminated by an Employer after the occurrence of a Trigger Date, and a Change of Control occurs prior to the first anniversary of such Trigger Date, then if such termination is without Cause and before the full amount of the Retention Bonus is paid to the Covered Employee, the Covered Employee shall be paid the entire remaining portion of the Retention Bonus in full on the later of (x) the effective date of the Change of Control or (y) the date of such termination of employment. If a majority of the members of the Board in office on the date immediately preceding the relevant Trigger Date (or a majority of the members of the Compensation Committee thereof on such date) should determine (after consultation with the Company's independent auditors) that the grant of any right to receive a Retention Bonus pursuant to this Section 4(b) would prevent the relevant proposed merger or other business combination transaction contemplated to constitute a Change of Control (and intended by the Company and the other party or parties thereto to be accounted for as a pooling of interests) from meeting all criteria required for pooling of interests accounting treatment, then such Board members (or members of the Compensation Committee thereof) shall be authorized to modify the amount or any of the other terms otherwise applicable to any Covered Employee's Retention Bonus, or the group of Covered Employees entitled to receive any such Retention Bonus, but in each case only to the extent determined to be necessary to permit such relevant transaction to be accounted for as a pooling of interests.

    (c) A Covered Employee will be entitled to the Severance Compensation described in Section 5 if (i) the Covered Employee's employment is terminated by an Employer during the Severance Period and such termination is without Cause and is not described in Subsection (e) of this Section, or (ii) in the case of each Covered Employee as to whom Exhibit B indicates that this Section 4(c)(ii) applies to such Covered Employee, the Covered Employee voluntarily terminates his employment with his Employer during the Severance Period for Good Reason.

    (d) A termination of employment described in Subsection (c) of this Section will not affect any rights that the Covered Employee may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any other Employer providing Employee Benefits, which rights shall be governed by the terms thereof, except that any severance benefits provided thereunder shall be reduced to the extent of the Severance Compensation actually provided to such Covered Employee under and pursuant to this Plan.

    (e) Notwithstanding the preceding provisions of this Section, a Covered Employee will not be entitled to Severance Compensation if his employment with an Employer is terminated during the Severance Period for Cause or because:

        (i) of the Covered Employee's retirement or voluntary withdrawal from employment, other than as described in Subsection (c)(ii) or Subsection
    (c)(iii) of this Section;

        (ii)of the Covered Employee's death;

        (iii) the Covered Employee becomes permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, the Covered Employee;

        (iv) of the Covered Employee's failure to return to work after a temporary lay-off; or

        (v) of the Covered Employee's withdrawal or loss of employment due to personal leave, other than as described in Subsection (c)(ii) or Subsection (c)(iii) of this Section.

    5.  Severance Compensation.

    (a) If a Covered Employee's employment is terminated in circumstances that entitle the Covered Employee to Severance Compensation pursuant to Section 4(c), the Company will pay to the Covered Employee as Severance Pay in a single lump sum payment the amounts described on Exhibit C on the payroll date of the next full payroll cycle after the termination date, and will continue to provide to the Covered Employee the Employee Benefits for the period set forth on Exhibit C.

    (b) Without limiting the rights of a Covered Employee at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Eastern Edition of The Wall Street Journal plus the lesser of 5% or the maximum rate of interest allowed by law. Such interest will be payable as it accrues on demand. Any change in such prime rate or maximum rate will be effective on and as of the date of such change.

    (c) Notwithstanding any provision of the Plan to the contrary, the rights and obligations under this Section and under Section 8 will survive any termination or expiration of the Plan.

    (d) Anything in this Plan to the contrary notwithstanding, but subject to the last sentence of this Section 5(d), in the event that it shall be determined that any payment or distribution of cash or other compensation or benefit by the Company or any of its affiliates to or for the benefit of any Covered Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Covered Employee will be entitled to receive from the Company an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by the Covered Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Covered Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payment. The Gross-Up Payment shall be paid to the Covered Employee prior to the date on which any Payment part or all of which is subject to the Excise Tax is made to the Covered Employee. The Covered Employee shall cooperate in all reasonable respects with the Company (but at the Company's sole cost and expense) to attempt to minimize any such tax liability (such cooperation not to include foregoing or deferring any payments or benefits to which he or she is otherwise entitled), and if the Covered Employee later receives a refund of any part of the Excise Tax, such Covered Employee shall promptly after receipt of such refund pay back to the Company so much of the Gross-Up Payment as is required to avoid a windfall. If a majority of the members of the Board in office on the day immediately preceding the relevant Trigger Date (or a majority of the members of the Compensation Committee thereof on such date) should determine (after consultation with the Company's independent auditors) that the grant of any right to receive a Gross-Up Payment pursuant to this
Section 5(d) would prevent the relevant proposed merger or other business combination transaction contemplated to constitute a Change of Control (and intended by the Company and the other party or parties thereto to be accounted for as a pooling of interests) from meeting all criteria required for pooling of interests accounting treatment, then such Board members (or members of the Compensation Committee thereof) shall be authorized to modify the amount of or any of the other terms otherwise applicable to any Covered Employees's right to receive a Gross-Up Payment, but in each case only to the extent determined to be necessary to permit such relevant transaction to be accounted for as a pooling of interests.

    6. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult for a Covered Employee to find reasonably comparable employment following his termination of employment with his Employer. Accordingly, the provision of Severance Compensation by the Company to a Covered Employee in accordance with the terms of the Plan is hereby acknowledged by the Company to be reasonable, and a Covered Employee will not be required to mitigate the amount of any payment provided for in the Plan by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of a Covered Employee hereunder or otherwise, except as expressly provided in Exhibit B.

    7. Certain Payments Not Considered for Other Benefits, etc. Payments of Severance Pay will not be included as earnings for the purpose of calculating contributions or benefits under any Employee Benefit plan of the Company or of any other Employer. Such payments and payments of Severance Pay will not be made from any benefit plan funds, and shall constitute an unfunded, unsecured obligation of the Company.

    8. Arbitration. Any controversy or claim arising out of or relating to this Plan or the breach thereof, shall be settled by arbitration in the Washington, D.C. area in accordance with the laws of the State of Delaware by three arbitrators, one of whom shall be appointed by the Company, one by the Covered Employee and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Eastern District of Virginia. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as provided in this Section 8. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

    9. Employment Rights. Nothing expressed or implied in the Plan shall create any right or duty on the part of an Employer or a Covered Employee to have the Covered Employee remain in the employment of an Employer at any time prior to or following a Change of Control.

    10. Withholding of Taxes. The Company may withhold from any amounts payable under the Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

    11.  Successors and Binding Effect.

    (a) The Company shall require any successor (including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise, and such successor shall be deemed the Company for the purposes of the Plan) to assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, but shall not otherwise be assignable, transferable or delegable by the Company.

    (b) The rights under the Plan shall inure to the benefit of and be enforceable by each Covered Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

    (c) The rights under the Plan are personal in nature and neither the Company nor any Covered Employee shall, without the consent of the other, assign, transfer or delegate the Plan or any rights or obligations hereunder except as expressly provided in this Section 11. Without limiting the generality of the foregoing, a Covered Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

    (d) The obligation of the Company to make payments and/or provide benefits hereunder shall represent an unsecured obligation of the Company.

    (e) The Company recognizes that each Covered Employee will have no adequate remedy at law for breach by the Company of any of the agreements contained herein and, in the event of any such breach, the Company hereby agrees and consents that each Covered Employee shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of obligations of the Company under the Plan.

    12. Governing Law. The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

    13. Validity. If any provisions of the Plan or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of the Plan and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

    14. Captions. The captions in the Plan are for convenience of reference only and do not define, limit or describe the scope or intent of the Plan or any part hereof and shall not be considered in any construction hereof.

    15. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

    16.  Administration of the Plan.

    (a) In General: The Plan shall be administered by the Company, which shall be the named fiduciary under the Plan.

    (b) Delegation of Duties: The Company may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of any Retention Bonus or Severance Pay to a named administrator or administrators.

    (c) Regulations: The Company shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan.

    (d) Claims Procedure: Except as otherwise provided in the Plan (including, without limitation, in the final sentence of the definition of the term "Good Reason", in the final sentence of Section 4(b) and in the final sentence of
Section 5(d)), the Company shall determine the rights of any employee of the Company to any Retention Bonus or Severance Compensation hereunder. Any employee or former employee of any Employer who believes that he has not received any benefit under the Plan to which he believes he is entitled, may file a claim in writing with the Human Resources Department of the Company. The Company shall, no later than 90 days after the receipt of a claim, either allow or deny the claim by written notice to the claimant. If a claimant does not receive written notice of the Company's decision on his claim within such 90-day period, the claim shall be deemed to have been denied in full.

    A denial of a claim by the Company, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

        (i) the specific reason or reasons for the denial;

        (ii)specific reference to pertinent Plan provisions on which the denial is based;

        (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

        (iv)an explanation of the claim review procedure.

A claimant whose claim is denied (or his duly authorized representative) may, within 30 days after receipt of denial of his claim, request a review of such denial by the Company by filing with the Secretary of the Company a written request for review of his claim. If the claimant does not file a request for review with the Company within such 30-day period, the claimant shall be deemed to have acquiesced in the original decision of the Company on his claim. If a written request for review is so filed within such 30-day period, the Company shall conduct a full and fair review of such claim. During such full review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. The Company shall notify the claimant of its decision on review within 60 days after receipt of a request for review. Notice of the decision on review shall be in writing. If the decision on review is not furnished to the claimant within such 60-day period, the claim shall be deemed to have been denied on review. The existence of the claims determination and review procedures set forth in this Section 16(d) shall not impose on any Covered Employee any obligation or requirement to exhaust his remedies or to commence proceedings under this Section 16(d) prior to seeking an arbitration of any controversy or claim pursuant to Section 8 hereof, nor shall the provision of this Section 16(d) operate to limit any Covered Employee's rights to seek or obtain specific performance or other remedies pursuant to Section 11(e) hereof.

    (e) Requirement of Receipt: Upon receipt of a Retention Bonus or any Severance Compensation hereunder, the Company reserves the right to require any Covered Employee to execute a receipt evidencing the amount and payment of such Retention Bonus or Severance Compensation.

    17. Amendment and Termination. The Company reserves the right, except as hereinafter provided, at any time and from time to time, to amend, modify, change or terminate the Plan, including any Exhibit hereto; provided, however, that except as expressly permitted by the final sentences of Sections 4(b) and 5(d) hereof, after the Effective Date, any such amendment, modification, change or termination that adversely affects the rights of any Covered Employee under the Plan will not take effect and be applicable to any Covered Employee if either (A) (1) a Trigger Date (as defined in Section 4(a) of this
Plan) occurs within six months after the date on which such amendment, modification, change or termination is made and (2) a Change of Control related to or growing out of the specific event causing the occurrence of the Trigger Date occurs thereafter or (B) such amendment, modification, change or termination is made at any time (1) during the period between the occurrence of a relevant Trigger Date and the occurrence of the related Change of Control related to or growing out of the specific event causing the occurrence of the Trigger Date or (2) at or after the occurrence of a Change of Control (and before all payments and benefits hereunder associated with such Change of Control are paid or made available as contemplated herein), without (in each of the circumstances described in the foregoing clauses (A) and (B)) the written consent of such Covered Employee.

    18. Other Plans, etc. If the terms of this Plan are inconsistent with the provisions of any other plan, program, contract or arrangement of an Employer with respect to any of the Covered Employees, to the extent such plan, program, contract or arrangement may be amended by the Employer, the terms of the Plan (insofar as they may be applicable to any such Covered Employee) will be deemed to so amend such plan, program, contract or arrangement, and the terms of the Plan will govern.

        IN WITNESS WHEREOF, Nextel Communications, Inc. has caused the Plan to be executed as of the 14th day of July, 1999.

                                            NEXTEL COMMUNICATIONS, INC.

                                            /s/ Timothy Donahue
                                            ----------------------------------
                                            Timothy Donahue, President

                         NEXTEL COMMUNICATIONS, INC.
           CHANGE OF CONTROL RETENTION BONUS AND SEVERANCE PAY PLAN

                                  EXHIBIT A


                RETENTION BONUS
                ---------------

                   Position                  Retention Bonus
                   --------                  ---------------


Top Management (Tier 1)(1)                150% of Base Salary plus 150%
                                          of Target Bonus


Top Management (Tier 2)(2)                100% of Base Salary plus 100% of
                                          Target Bonus

Other Senior Management(3)                50% of Base Salary




--------
(1)       All employees in employee classification EX3.
(2)       All employees in employee classifications EX2 and EX1.
(3)       All employees in employee classification E7.

                         NEXTEL COMMUNICATIONS, INC.
           CHANGE OF CONTROL RETENTION BONUS AND SEVERANCE PAY PLAN

                                  EXHIBIT B


                Covered Employees Subject to Section 4(c)(ii)
                       (terminations for "Good Reason")



           Employees in employee classifications EX3, EX2 and EX1.

                          NEXTEL COMMUNICATIONS, INC.
            CHANGE OF CONTROL RETENTION BONUS AND SEVERANCE PAY PLAN

                                   EXHIBIT C




---------------------------------------------------------------------------------------------------------------
          POSITION                         SEVERANCE PAY                          BENEFITS
---------------------------------------------------------------------------------------------------------------
Top Management(1)             200% of Base Salary and Target Bonus                 2 Years


Other Senior Management(2)    100% of Base Salary and Target Bonus                 1 Year


                              The above amounts shall be reduced by any    For any Covered Employee who
                              severance pay or allowance mandated by       becomes covered under another
                              statute or other law or other arrangement    group health plan, benefits under
                              of or with the Company; provided, however,   the Company's group health plan
                              that the above amounts are in addition to    will be coordinated as provided
                              any compensation to which a Covered          in the Company's plan.
                              Employee may be entitled under the notice
                              provisions of the Worker Adjustment and
                              Retraining Notification Act of 1988.
---------------------------------------------------------------------------------------------------------------

------------------
(1)       All employees in employee classifications EX3, EX2 and EX1.
(2)       All employees in employee classification E7.



                                       C-1